Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing Amendment No. 1 to Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to such statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. This agreement may be included as an exhibit to such joint filing.

Dated: July 17, 2018

RCA VI GP LTD.

By:	/s/ Sherri Croasdale
	Name:	Sherri Croasdale
	Title:	Vice President and CFO

RESOURCE CAPITAL ASSOCIATES VI L.P.

By:	RCA VI GP Ltd., its General Partner

By:	/s/ Sherri Croasdale
	Name:	Sherri Croasdale
	Title:	Vice President and CFO

RESOURCE CAPITAL FUND VI L.P.

By:	Resource Capital Associates VI L.P., its General Partner

By:	RCA VI GP Ltd., its General Partner

By:	/s/ Sherri Croasdale
	Name:	Sherri Croasdale
	Title:	Vice President and CFO

RCF VI CAD LLC

By:	/s/ Sherri Croasdale
	Name:	Sherri Croasdale
	Title:	President